Table of Contents

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-260180

AMENDMENT NO. 1, DATED NOVEMBER 29, 2024

To Prospectus Supplement dated November 19, 2024

(To the Prospectus dated October 8, 2021, and declared effective on November 16, 2021)

FOCUS UNIVERSAL INC.

2,000,000 Shares of Common Stock

This Amendment No. 1 to Prospectus Supplement, (the “Amendment”), amends our prospectus supplement dated November 19, 2024, (the “Prospectus Supplement”). This Amendment should be read in conjunction with the Prospectus Supplement, and the Prospectus declared effective November 16, 2021. This Amendment amends only the sections of the Prospectus Supplement listed in this Amendment. All other sections of the Prospectus Supplement remain as is.

Focus Universal Inc., a Nevada corporation (the “Company,” “we,” “us” and “our”), has entered into a securities purchase agreement with Alumni Capital LP (“Alumni Capital”) relating to the offer and sale of 2,000,000 shares of Common Stock (the “Common Stock”), par value $0.001 per share, offered by this Amendment to the Prospectus Supplement and accompanying prospectus. Pursuant to that certain Securities Purchase Agreement by and between Alumni Capital, dated November 16, 2024, we may offer and sell 2,000,000 shares of our Common Stock, from time to time at a purchase price of 91% of the previous 5 Business Days’ VWAP, as defined in the Agreement (the “Securities Purchase Agreement”). We have also agreed to pay Alumni Capital an upfront Commitment Fee in shares of Common Stock equal to 1.25% of the full $20,000,000 Commitment Amount which shall count towards the life of the Securities Purchase Agreement, as defined in the Securities Purchase Agreement, divided by the VWAP for the trading day immediately prior to the Commitment Securities being issued. See “Plan of Distribution” on page S-14 of the Prospectus Supplement for more information regarding the compensation.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FCUV.” On November 18, 2024, the last completed trading day prior to the date of the Prospectus Supplement, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.23 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND ANY SIMILAR SECTION CONTAINED IN THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Alumni Capital LP

The date of the original prospectus supplement being amended is November 19, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT AMENDMENT

This Amendment No. 1 (this “Amendment”), amends our Prospectus Supplement dated November 19, 2024 (the “Prospectus Supplement”). This Amendment should be read in conjunction with the Prospectus Supplement. This Amendment amends only the sections of the Prospectus Supplement listed in this Amendment. All other sections of the Prospectus Supplement remain as is.

Before investing in our common stock, you should carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

We may also add, update or change information contained in this prospectus supplement by means of an amendment to this prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus.

This prospectus supplement and the accompanying prospectus dated October 8, 2021 that went effective on November 16, 2021 are part of a registration statement (Registration No. 333-260180) on Form S-3 that we filed with the using a “shelf” registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of $100,000,000. This prospectus supplement relates to the offering of shares of our common stock by us.

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the underwriter have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus, and we take no responsibility for any other information that others may give you. Neither we nor the underwriters are making an offer or sale of our common stock in any state or jurisdiction where offers, solicitation and sales are not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any such free writing prospectus or of any sale of a security. Our business, operating results or financial condition may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, the terms “Focus,” the “Company,” “we,” “us” and “our” refer to Focus Universal Inc. and our subsidiaries, except where the context otherwise requires.

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THE OFFERING

The following summary contains basic terms about this offering and our common stock and is not intended to be complete. It may not contain all of the information that is important to you.

Securities Being Offered Pursuant to this Offering	2,000,000 Shares of our Common Stock.

Shares of Common Stock Outstanding Prior to this Offering	72,917,760 shares of our Common Stock.

Shares of Common Stock Outstanding Immediately Following this Offering	74,917,000 shares of Common Stock.

Plan of Distribution	Alumni Capital LP, purchaser of the shares of Common Stock. The purchase price of the Securities is the lowest daily Volume Weighted Average Price of the Common Stock for the five (5) Business Days prior to the Closing Date multiplied by 91%. See “Plan of Distribution” on page S-14 of the Prospectus Supplement.

Use of Proceeds	Our management team will have broad discretion in using the net proceeds to be received by us from this offering. We currently intend to use the net proceeds from the sale of our common stock in this offering will be used to continue to build and launch the new software product platform under Lusher Inc. See “Use of Proceeds” on page S-11 of the Prospectus Supplement.

Market for Common Stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “FCUV.”

Risk Factors	An investment in the common stock is highly speculative and involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-7 of the Prospectus Supplement and any similar section contained in the accompanying prospectus and any documents that are incorporated by reference herein and therein concerning factors you should consider before deciding to invest in shares of our securities.

Voting Rights	Shares of our common stock are entitled to one vote per share. There are no other classes of stock and, therefore, all holders of our common stock, including our officers and directors, are entitled to the same voting rights.

Unless we indicate otherwise, all information in this prospectus supplement excludes the 598,249 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors at a weighted average exercise price of $3.80 per share as of September 30, 2024.

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RISK FACTORS

The following risk factors have been amended.

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2024, our net tangible book value was $5,445,657, or approximately $0.07 per share of common stock. Since the price share of common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the shares that you purchase in this offering. Based on the assumed offering price of $0.2377 per share, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $0.16 per share with respect to the net tangible book value of your common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 30, 2024, we had 72,917,760 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our board of directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future may reduce an investor’s or potential investor’s proportionate ownership and voting power.

USE OF PROCEEDS

The Securities Purchase Agreement states that Alumni Capital will purchase the shares at a purchase price of 91% of the previous 5 Business Days’ VWAP, as defined in the Securities Purchase Agreement. We have also agreed to pay Alumni Capital an upfront Commitment Fee in shares of Common Stock equal to 1.25% of the total $20,000,000 Commitment Amount, as defined in the Securities Purchase Agreement, divided by the VWAP for the trading day immediately prior to the Commitment Securities being issued.

Therefore, the net proceeds from this offering will be variable, but assuming a $0.2377 public offering price, which is the price on the date of the Prospectus Supplement, combined with the 91% of the previous 5 days’ VWAP, would mean that on November 19, 2024 approximately $185,114 after deducting Alumni Capital’s Commitment Shares, and estimated offering expenses payable by us. We currently intend to use the net proceeds from the sale of our common stock in this offering to continue to build and launch the new software product platform under Lusher Inc. Our management team will have broad discretion in using the net proceeds to be received by us from this offering.

	Percentage of Gross Offering	Total
Gross Proceeds	100%	$455,114
Underwriter Commitment Fees	54.93%	$250,000
Legal Fees	4.40%	$20,000
Net Proceeds to us, after expenses	40.67%	$185,114

DETERMINATION OF OFFERING PRICE

We negotiated the price for the shares of Common Stock offered in this offering with Alumni Capital based on various factors, including the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

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PLAN OF DISTRIBUTION

Alumni Capital LP, has agreed to act as the exclusive Underwriter in connection with this offering subject to the terms and conditions of the Securities Purchase Agreement, dated November 16, 2024. We negotiated the price for the Common Shares offered in this offering with the investor, Alumni Capital. The factors considered in determining the price of the Common Stock included the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify Alumni Capital against certain losses resulting from our breach of any of our representations, warranties, or covenants Alumni Capital as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay Alumni Capital an upfront Commitment Fee of 1.25% divided by the daily VWAP of the Commitment Shares, as defined in the Securities Purchase Agreement on the entire Commitment Amount over the life of the $20,000,000 Securities Purchase Agreement. In addition, the purchase price of $0.2377 per share for the Securities is the lowest daily Volume Weighted Average Price of the Common Stock for the five (5) Business Days prior to the Closing Date multiplied by 91%. We estimate expenses payable by us in connection with this offering for both, other than the Underwriter’s fees referred to above, will be approximately $20,000.

	Percentage of Gross Offering	Total
Gross Proceeds	100%	$455,114
Underwriter Commitment Fees	54.93%	$250,000
Legal Fees	4.40%	$20,000
Net Proceeds to us, after expenses	40.67%	$185,114

Relationships

Alumni Capital and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, Alumni Capital and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with Alumni Capital for any further services.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “FCUV.”

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

The net tangible book value of our Company as of September 30, 2024 was $5,445,657, or approximately $0.07 per share of common stock (based upon 72,917,760 shares of common stock outstanding). Net tangible book value per share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 2,000,000 shares of our common stock in this offering at an assumed offering price of $0.2377 (rounded to $0.24) per share, and after deducting the estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $5,630,771, or $0.08 per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.01 per share of common stock to our existing shareholders and an immediate dilution in net tangible book value of $0.16 per share of common stock to investors purchasing our common stock in this offering.

The following table illustrates the range of immediate dilution to new investors:

Assumed offering price per share	$0.24
Net tangible book value per share as of September 30, 2024	$0.07
Increase in net tangible book value per share attributable to new investors in this offering	$0.01
Pro forma as adjusted net tangible book value per share after this offering	$0.08
Dilution per share to investors purchasing shares in this offering	$0.16

The above table assumes for illustrative purposes that an aggregate of 2,000,000 shares of our common stock are sold during the term of the Securities Purchase Agreement at a price of $0.2377 per share, for aggregate net proceeds of $185,114.

For purposes of these calculations, the number of shares of common stock to be outstanding immediately after this offering is based on 72,917,760 shares of our common stock outstanding as of September 30, 2024, and excludes the 598,249 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors at a weighted average exercise price of $3.80 per share as of September 30, 2024.

To the extent that the stock options outstanding as of September 30, 2024 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-5

RECENT DEVELOPMENTS

 On April 5, 2024, the Company and Mr. Warren Wang executed an employment agreement, whereby the Company hired Mr. Wang to act as its Vice President and Chief Strategy Officer. The term of the employment agreement was two years, automatically renewing upon the mutual agreement of the parties. Mr. Wang’s employment is at will and he will receive a base salary from the Company of $10,000 a month. For more information on this hire, please refer to the current report on Form 8-K filed by the Company with the SEC on April 16, 2024.

On May 9, 2024, the Company received a new letter from the Staff notifying the Company that based on the Staff’s review of the Company’s Market Value of Publicly Held Shares (“MVPHS”), the Company’s MVPHS has fallen below the required minimum of $15,000,000 for the last 32 consecutive business days. Therefore, the Company no longer meets the Nasdaq Listing Rule 5450(b)(2)(C) and 5450(b)(3)(C) (the “MVPHS Rules”). The Company was provided with an initial period of 180 calendar days, until November 5, 2024, to regain compliance with the MVPHS Rules. For more information on this matter please refer to the current report on Form 8-K filed by the Company with the SEC on May 13, 2024.On May 7, 2024, the Company entered into an agreement (the “Agreement”) with Silver Music LLC (the “Buyer”) to sell and leaseback the Company’s warehouse located at 2311 E. Locust Street, Ontario, California 91761 (the “Property”). The purchase price for the Property is $7,460,000 with $2,611,087.50 paid directly to the Company in cash, and the remaining $4,849,162.50 to be financed by the Buyer and paid to the Company upon approval of the financing. The Agreement allowed for a contingency period of thirty-five days and includes a requirement for Buyer to deposit $100,000 into escrow.

In addition, on July 8, 2024, the Company entered into a Standard Industrial/Commercial Single-Tenant Lease (the “Lease”) with the Veena Asset Management, LLC to lease the Property for one year commencing at the close of escrow and ending on July 31, 2025. Base monthly rent is $16,804, with a total of $58,812 due upon execution of the lease. To examine the terms of the Agreement with the Buyer and of the Lease, please refer to the current report on Form 8-K filed by the Company with the SEC on July 18, 2024.

On June 12, 2024, Warren Wang notified the Company of his decision to resign as its Vice President and Chief Strategy Officer, effective immediately. Mr. Wang’s decision to resign was solely for personal reasons and not related to any disagreement with the Company.

On August 21, 2024, the Company discontinued operations for AT Tech Systems, incurring termination costs of $22,000. This decision followed a tentative oral agreement reached on August 5, 2024, to terminate the employment of the segment manager and their two direct reports. The sale and discontinuation of operations were reported under discontinued operations in the financial statements of the 10-Q filed by the Company with the SEC on November 7, 2024.

The financial impact of the sale was significant, as the Company recognized a gain of $3,181,706 on the sale of the building associated with AT Tech Systems, which contributed notably to the reported income for the quarter. The financial statements also included references to liabilities and assets associated with the discontinued operations.

On September 15, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), with Univest Securities, LLC (the “Placement Agent”). Pursuant to the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to sell the Company’s common stock, par value $0.001 per share (the “Common Stock”) in a registered direct offering (the “Offering”). In the Offering, an aggregate of 3,750,000 shares of Common Stock (the “Common Shares”) of the Company would be sold to institutional purchasers, pursuant to a securities purchase agreement, dated September 15, 2024 (the “Securities Purchase Agreement”). The purchase price of each Common Share was $0.32. The Offering was made pursuant to a shelf registration statement (No. 333-260180) on Form S-3, declared effective by the SEC on November 16, 2021, and related prospectus supplement. Gross proceeds from the Offering, after deducting placement agent discounts, commissions, etc., would amount to approximately $1,068,000. The Company agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering and reimburse $30,000 of accountable expenses. For more information, and the specific terms of the Placement Agency Agreement and the Securities Purchase Agreement, please refer to the current report on Form 8-K filed by the Company with the SEC on September 17, 2024.

S-6

On September 18, 2024, the Company completed the sale of 4,300,000 shares of Common Stock in a private placement to certain eligible investors for an aggregate purchase price of $1,290,000, or $0.30 per share (the “Private Placement”). The shares were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act. For more information this private sale of securities, please refer to the current report on Form 8-K filed by the Company with the SEC on September 18, 2024.

On September 20, 2024, the Company received a written notice from the Staff, notifying the Company that it approved the Company’s request to transfer the listing of the Company’s securities from the Nasdaq Global Market to the Nasdaq Capital Market effective as of September 23, 2024. On September 25, 2024, Nasdaq’s Staff determined that for the last ten (10) consecutive business days, the Company’s MVPHS has met the requirements of Listing Rule 5550(a)(5) (the “MVPHS Rule”). This matter was resolved and closed by the Staff. For more information on this matter, please refer to the Company’s current report on Form 8-K filed by the Company with the SEC on September 26, 2024.

On August 9, 2024, Shahab Darvish, a former employee, who Company management believes voluntarily quit when he stopped coming to work, filed a lawsuit against one of the Company’s subsidiaries in San Bernardino County, California, alleging that the Company fired him because he would not use the Company’s outdated version of certain software. The Company vigorously disputes the allegations and argues that this should be subject to binding arbitration.

On October 28, 2024, MGR Real Estate, Inc. a California corporation, filed an action in the Superior Court of the State of California, County of San Bernardino, against the Company and against Irving Kau the Company’s Chief Financial Officer, as co-defendants. The plaintiff seeks damages in a minimum amount of $373,025, and yearly interests on past due monetary obligations from July 3, 2024 at a rate of 10% per annum. The Company vigorously disputes the allegations and is in discussions to resolve this dispute.

On November 16, 2024, the Company entered into a securities purchase agreement with a private investor (the “Investor”) who committed to purchase up to $20,000,000 (the “Commitment Amount”) of the Company’s Common Stock. To materialize the sale of Common Stock, the Company shall have the right, but not the obligation, to direct the Investor, from time to time, to purchase the number of Common Stock set forth on a purchase notice (the “Purchase Notice”). The purchase price for the Common Stock is the daily dollar volume-weighted average price (VWAP) of the Common Stock on the national securities exchange in which the Company’s securities are listed for the five (5) business days prior to the closing date with respect to a Purchase Notice, multiplied by ninety-one percent (91%) (the “SPA”). Pursuant to the terms and conditions of the SPA, the Company agreed to issue to the Investor a number of Common Stock in an amount equal to one and one-quarter percent (1.25%) of the Commitment Amount divided by the VWAP for the trading day immediately prior to the day the Common Stock are issued (the “Commitment Shares”). As a condition to the investor’s obligation to purchase shares of the Company’s common stock under the SPA, the Company has committed to file a prospectus supplement (the “Prospectus Supplement”) covering the offering and sale of the Commitment Shares and of the shares of Common Stock sold to the Investor under the SPA. The Company filed the Prospectus Supplement on November 11, 2024. For more information on this transaction, and to review the specific terms of the SPA, please refer to the current report on Form 8-K filed by the Company with the SEC on November 22, 2024. To review the Prospectus Supplement, please refer to the Prospectus filed by the Company with the SEC on November 19, 2024.

S-7

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended. (the “Exchange Act”) made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	The Prospectus Supplement as filed with the SEC on November 19, 2024;

•	Our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024;

•	Our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2024 filed with the SEC on May 15, 2024; (ii) June 30, 2024 filed with the SEC on August 14, 2024; September 30, 2024 filed with the SEC on November 7, 2024;

•	Our current reports on Form 8-K filed with the SEC on July 18, 2024, June 17, 2024, May 13, 2024, April 29, 2024, April 16, 2024, March 22, 2024, February 27, 2024, January 16, 2024, January 11, 2024, September 20, 2024, and September 26, 2024;

•	Our definitive proxy statement for the Company’s 2024 annual meeting of shareholders filed with the SEC on October 11, 2024; and

•	The description of the common stock contained in our registration statement on Form 8-A (File No. 001-40770) filed with the SEC on August 30, 2021, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or document deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Nevada Business Center, LLC

701 S. Carson St. Suite 200

Carson City, NV 89701

(775) 887-8853

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

S-8

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet at our website at http://www.focusuniversal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus supplement, the accompanying prospectus or any free writing prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered pursuant to this prospectus supplement. You may inspect and copy the registration statement, including the attached exhibits, at the SEC’s website or our website.

Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Corporate Securities Legal LLP, Costa Mesa, California.

EXPERTS

The financial statements for the years ended December 31, 2023 and 2022, appearing in Focus Universal Inc.’s annual report on Form 10-K for the year ended December 31, 2023 and incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been audited by Reliant CPA PC for the year ended December 31, 2022 and by Weinberg & Company, P.A. for the year ended December 31, 2023, both independent registered public accounting firms, and are so incorporated by reference in reliance upon the report of Reliant CPA PC and Weinberg & Company, P.A. upon the authority of said firms as experts in accounting and auditing.

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FOCUS UNIVERSAL INC.

2,000,000 Shares of Common Stock

Amendment to the Prospectus Supplement dated November 19, 2024

Alumni Capital LP